                              TECHNICAL DEVELOPMENT
                        AND MARKETING ALLIANCE AGREEMENT

This Technical Development and Marketing Alliance Agreement (the "Agreement") is entered into as of the 26th day of September, 1997 (the "Effective Date"), between Williams Wireless, Inc. d/b/a Williams Telemetry Services, a Delaware corporation with offices at 111 East First Street, Tulsa, Oklahoma 74103
("WWI") and World Wireless Communications, Inc., a Nevada corporation with offices at 150 Wright Brothers Drive, Salt Lake City, Utah 84116 ("WWC").

WHEREAS, WWI wishes to establish a business relationship with WWC to provide WWI a reliable source of radio based modules and products and thereby allow WWI a unique competitive edge in the Telemetry Market (as defined below);

WHEREAS, WWC wishes to establish a business relationship with WWI to provide WWC a constant market for the radio based modules, technology and products it designs and manufactures exc1usively for customers; and

WHEREAS, WWI and WWC wish to establish a business relationship, under the terms described below, which will mutually support and enhance the development and marketing efforts of each company in the area of wireless telemetry products and services.

Now, therefore, the parties agree as follows:

1. Definitions

"Affiliates" means any person, entity, or association directly or indirectly controlling or controlled by or under direct or indirect common control with, the party, entity, person or association in question. "Control" will mean the power to direct the management policies of the controlled person, entity, or association, whether by voting securities, by contract, by family relationship or otherwise.

"Radio Technology" means those sub-components of any Telemetry Radio Product that is the subject of a CSA (as hereinafter defined) in which WWC shows, by documentary evidence, that it owned one or more patents, trade-secret rights, or computer-program copyrights prior to the date of a CSA by which WWC agreed to design the Telemetry Radio Product in question for WWI (the "Design Agreement Date"). In the previous sentence, the term "patent" includes any patent issued after the Design Agreement Date on an application filed prior to that date.

"Telemetry Applications" means specific Telemetry Systems which WWI contemplates developing and selling to businesses and individuals for the purpose of monitoring and/or controlling a variety of equipment and a variety of situations in a telemetry customer's facilities, including, but not limited to gas, water, electric meter consumption, environmental conditions in those facilities, status of a variety of sensors in the facilities, status of inventory and condition of products and items in the facilities.

"Telemetry Radio Products" means a fully functional radio module for transmitting and/or receiving data from Telemetry Applications devices in support of the Telemetry Market.

"Telemetry Markets" means, collectively, businesses and individuals who use energy, energy metering equipment, energy monitoring and control equipment and energy using equipment, as well as businesses that sell and distribute products through remote facilities, including without limitation vending machines and postal and express drop boxes.

"Telemetry Systems" means, collectively, remote monitoring devices for acquiring data, communication devices for transmitting and receiving such data, host computer systems for processing such data, (optionally) control devices for remote control of equipment, software for performing the foregoing functions, and related technical support services.

2. Scope and Purpose of the Alliance

WWC will assist and cooperate with WWI in developing and manufacturing Telemetry Radio Products in support of Telemetry Systems under the terms contained herein. WWI shall grant WWC certain development, manufacturing and marketing rights, under the terms contained herein. From time to time other applications of Telemetry Radio Products may be included by mutual written consent of both parties, under the terms of this Agreement, including such possible applications as process control, toll systems, asset tracking and automatic identification.

3. Radio Systems Engineering and Design Services

         From time to time WWI may contract with WWC to provide system engineering and design services to create Telemetry Radio Products to be included in WWI's Telemetry Systems. The specific terms of such services shall be set forth in separate Commercial Service Agreements ("CSA"). The parties contemplate (but in that regard this Agreement does not constitute a binding commitment) that for each CSA:

         (i) Specifications for the specified Telemetry Radio Product will be set forth in Schedule A to the CSA, compensation for engineering and design services, and manufacturing services if applicable, will be set forth in Schedule B to the CSA, and project deliverables, time schedules and milestones will be set forth in Schedule C to the CSA;

         (ii) If the Telemetry Radio Product is not to be manufactured by WWC, then Schedule B to the CSA will also include compensation for WWI's use of the Radio Technology in the Telemetry Radio Products; and

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         (iii) The CSA will include a sales level commitment on WWI's part and a service level commitment on WWC's part, and will include appropriate remedies for the breach of such commitments.

4. Manufacturing Services

         WWI will grant WWC exclusive manufacturing rights to all Telemetry Radio Products WWC designs exclusively for use by WWI in the Telemetry Market pursuant to Section 3 above. The manufacturing services will be governed by mutually acceptable terms set forth in separate manufacturing CSA's, unless such terms are specified in an existing CSA for engineering and design services. Terms in such CSA's will include service level expectations concerning cost, quality and timeliness and will include manufacturing warranties. From time to time WWI may also, at its option, grant to WWC manufacturing rights to other products, under terms of separate CSA's. Estimated manufacturing quantity and schedules will be set forth in Schedule A to the CSA, compensation for WWC's manufacture of the Telemetry Radio Products and WWI's use of the Radio Technology will be set forth in Schedule B to the CSA. WWC will in good faith disclose its component and manufacturing costs to WWI and WWI will in good faith negotiate a fair compensation on component and manufacturing costs based on industry standards and the price constraints of the Telemetry Market. Exclusive manufacturing rights will remain in force as long as WWC maintains service level expectations specified in the CSA and associated Schedules and as long as WWC maintains the capability to perform under proposed CSA. Upon the termination of such exclusivity rights, WWI may identify and contract with another manufacturer. WWC will continue to manufacture and deliver specified product to WWI according to the terms specified in the CSA and for as long as WWI performs its obligations under this Agreement and the CSA, including reasonably timely payment for the manufactured Radio Telemetry Products.

5. Property Rights

         WWI will own all right, title and interest in and to any and all intellectual property rights throughout the world (including without limitation patent rights, design patent rights, copyrights, trade secret rights, and the like) associated with the Telemetry Radio Products as works for hire, and WWC will execute patent applications, copyright registrations, written assignments, etc., of all such rights from time to time upon request by WWI and at WWC's expense. But all Radio Technology used by WWC in creating Telemetry Radio Products for WWI will remain the property of WWC (including but not limited to drawings, specifications, prototypes and circuit boards relating to such Radio Technology), and WWC will grant WWI a perpetual license to use the Radio Technology in Telemetry Radio Products in the Telemetry Markets. The parties understand that the Radio Technology is based upon existing WWC technology and that WWC retains ownership rights to any patents, technology, copyrights or trademarks that were used in creating the Radio Technology. If, however, WWI contracts to WWC under terms specified in a CSA for a custom based Telemetry Radio Product, then WWI will own all such Intellectual property rights in that specified product (as well as the drawings, specifications,

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prototypes, circuit boards, technical information and documentation relating thereto) as well as any such intellectual property rights that may be derived therefrom.

WWC agrees, unless specified otherwise in the CSA, that all work product relating to the Telemetry Radio Products (including without limitation such things as drawings, specifications, prototypes, circuit boards and technical information) and documentation associated with designing, engineering, creating and/or manufacturing the Telemetry Radio Products win be the exclusive property of WWI and will be delivered to WWI from time to time as specified by the applicable CSA, WWC shall not release to any other party for any reason whatsoever at any time any such work product or information, and all of the work product and information that had not previously been returned to WWI shall be returned to WWI promptly following the termination of this Agreement, or earlier upon the request of WWI For so long as WWC retains exclusive manufacturing rights as provided in Section 4 and is performing manufacturing services for WWI, WWI will hold all such documentation proprietary between WWC and WWI and will. not disclose the documentation or solicit any other manufacturer.

6. Marketing Services

WWI grants WWC the non-exclusive right to market WWI's Telemetry Systems. A mutually acceptable Marketing Agreement will be developed before December 31, 1997, to be based upon WWI's standard marketing agreement that is being developed, and will set forth the terms and conditions of such marketing relationship, including such terms as pricing, quantities and commitment levels. The parties will determine whether such agreement win allow WWC to market the Telemetry Systems on an agency basis, as a reseller, or under other arrangements. WWI retains the right at any time in the future to assign certain market segments to specific marketers.

WWI retains the right to approve in advance WWC's pursuit of all marketing opportunities. To receive approval, WWC will follow a customer registration process, to be established by mutual agreement. WWI will not unreasonably deny WWC's registration of a potentially new customer, but WWI reserves the right to deny WWC's request to pursue a customer if WWI or any of WWI's Affiliates, at WWI's sole discretion, believes that selling to that customer is detrimental in some way to the Williams Companies or if the customer is being pursued, or under active consideration to be pursued, by WWI or another authorized marketer. Once registered, WWI will not sell nor will it allow another marketer to pursue the registered customer. The registration will be canceled only after sufficient time period for closing has elapsed and only if it becomes obvious that WWC is not making progress toward closing the opportunity.

Each party shall be fully responsible to its customers for their satisfaction with the Telemetry Systems. Each party will provide technical support to the other in certain instances.

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7. Relationship of the Parties

The execution of this Agreement does not constitute, nor shall the execution hereof be construed to create or imply, a partnership, joint venture, principal-agent or employment relationship, or any other such relationship. Under the terms of this Agreement, neither WWI nor WWC has the right or authority to bind or commit the other party to any obligations.

8. Warranties

WWC warrants that the Radio Technology and the resulting Telemetry Radio Products will be free of defects. WWC will repair or replace if found defective within 12 months of delivery of Telemetry Systems to customers

9. General Indemnity.

Each party shall defend, indemnify, and hold the other harmless from any and all liabilities resulting from or relating to any breach of warranty, representation, or agreement or performance of duties and obligations of such party, except to the extent caused by the negligence or willful acts or omissions of the party entitled to indemnification.

10. Representations and Warranties

Each party is a valid entity and in good standing, has authority to enter into this Agreement, the CSA's and the other agreements contemplated hereby, and to carry out the actions described herein, and represents that the Agreement is binding and enforceable as against such party in accordance with its terms, subject to bankruptcy, insolvency or other similar laws relating to creditors' rights generally, and subject to general principals of equity. WWC represents that it is the exclusive owner of the Radio Technology and all patents, copyrights, or other intellectual property rights pertaining thereto. WWC further represents that no cause of action against WWC has commenced or been threatened as of the Effective Date of this Agreement which alleges that such Radio Technology infringes upon a third party's present or future patent, copyright, trade secret or other proprietary right.

11. Term and Termination

The initial term of this Agreement shall commence upon the Effective Date and continue for three years. The term shall be extended if so provided in a CSA entered into during the original term or during an extended term of this Agreement; otherwise, the term may only be extended by the mutual agreement of the parties.

12. Termination

In the event that:

  (i) the parties mutually agree to terminate this Agreement;

 (ii) a party is in material breach of this Agreement (including any CSA) and, after the non-breaching party has given the breaching party 45 days' prior notice setting forth in reasonable detail the alleged breach, the breaching party has failed to cure such breach within such 45-day period;

(iii) there occurs a dissolution or any assignment by the other party for the benefit of its creditors, the appointment of a receiver for, or any execution levied upon, all or substantially all of the other party's business or assets, or the filing of any petition for voluntary or involuntary bankruptcy or similar proceeding for or against the other party; or

 (iv) WWC sells all or substantially all of its assets, or WWC enters into a merger in which WWC is not the surviving entity, or control of WWC is transferred to another entity, and upon any of the foregoing events or within one year thereafter WWI reasonably deems the transferee, surviving entity or controlling entity, as the case may be, to be an entity that is detrimental to The Williams Companies, Inc. or any Affiliate;

then, in each such case, this Agreement may be terminated by providing written notice to that effect (in addition to any earlier notice required above), which termination shall not limit any other rights or remedies that a party may have as a result of a breach of this Agreement.

13. Certain Effects of Termination

A. Upon the parties' mutual agreement to terminate this Agreement,

(i) WWC shall grant WWI a non-exclusive license in perpetuity to manufacture Telemetry Radio Products based on the Radio Technology, as long as WWI pays 5% of it demonstrable manufacturing costs as a royalty.

(ii) WWC shall release all design and manufacturing work product, not already released, as previously provided in this Agreement.

(iii) WWC shall work in good faith to ensure an orderly transition to a new manufacturer.

B. WWI may, upon termination due to the events described in subparts (ii),
(iii) or (iv) of Section 12 and during the one-year period thereafter, elect to use, and WWC shall provide, all of WWC's work product, documentation and Radio Technology, for a royalty equal to 2% of WWI's demonstrable manufacturing costs, in order for WWI to establish another manufacturing relationship. To this end, WWC Will immediately turn over all remaining design and manufacturing work product and documentation to WWI and work in good faith to transfer and assign all outside manufacturing contracts pertaining to Telemetry Radio Products to WWI.

14. Confidentiality.

The parties acknowledge that they are subject to that certain Confidentiality Agreement executed between the parties and dated June 25, 1997, a copy which is attached hereto as Exhibit A and the terms of which are incorporated herein by this reference; provided, however, that Section 8 thereof is hereby amended so as to be provide that the confidentiality obligations and use restrictions shall remain in effect for a period equal to the term of this Agreement, including any extensions thereof, and for a period of two years thereafter. The parties further acknowledge that the disclosure of confidential or proprietary information hereunder shall constitute "Information" (as such term is used in the Confidentiality Agreement), and that no disclosures shall be made in violation of such Confidentiality Agreement.


15. Notices.

Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile, or sent by an internationally recognized overnight courier service, and shall be deemed to have been received when (a) delivered in person or received by facsimile (as evidenced by a facsimile confirmation sheet) or (b) three (3) business days after delivery to the office of such overnight courier service with postage prepaid and properly addressed to the other party at the following respective addresses:

To WWC                                  To WWI:

World Wireless Communications, Inc.     Williams Wireless, Inc.
Attention: Lance King                   Attention: James D. Cunningham
150 Wright Brothers Drive, Suite 560    Tulsa Union Depot
Salt Lake City, Utah 84116              111 East First Street
Telephone #: (801) 575-6600             Tulsa, OK 74103
Facsimile #: (801) 575-6621             Telephone (918) 588-4879
                                        Facsimile (918) 561-6024

or to such other address or addresses as either party may from time to time designate as to itself by like notice.

16. Patent/Copyright Indemnity.

WWC agrees it will at its sole cost and expense, defend, indemnify and hold harmless WWI against all claims, liens, demands, damages, liability, actions, causes of action, losses, judgments, costs and expenses of every nature brought against WWI (including investigation costs and expenses, settlement costs, and attorney's fees and expenses) (collectively, "Claim(s)") to the extent such Claims arise out of, result from, or are attributable to any alleged infringement of any present or future patent, copyright, or other proprietary right (hereinafter called "Intellectual Property") based on WWC's design, engineering and/or manufacturing activities hereunder or the use of the Radio Technology provided by WWC pursuant to this Agreement; provided, however, WWI gives WWC prompt notice in writing of the Claims. WWC shall defend, indemnify and hold WWI harmless pursuant to this Section during the entire claim process, regardless of whether the Claim is settled or goes to trial.

         If a judgment or settlement is obtained or reasonably anticipated against WWI's use of any Intellectual Property for which WWC has indemnified WWI, WWC shall at WWC's sole cost and expense promptly modify the item or items which were determined to be infringing, acquire a license or licenses on WWI's behalf to provide the necessary rights to WWI to continue using the Intellectual Property, or substitute the Intellectual Property with non-infringing Intellectual Property which provides WWI the same functionality. If none of such options is commercially reasonable, WWC shall refund any fees paid by WWI for engineering and design services associated with the infringing Intellectual Property, and pay to WWI the net book value of the Telemetry Radio Products affected by the infringing Intellectual Property.

17. Limitation of Liability.

         NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHETHER UNDER CONTRACT, TORT OR OTHER CAUSE OF ACTION, INCLUDING, BUT NOT LIMITED TO, ANY DAMAGES, LOSS OR EXPENSES ARISING FROM THE PERFORMANCE OR NON-PERFORMANCE OF ANY THIRD PARTY HARDWARE OR SOFTWARE, INCORRECT THIRD PARTY CONTENT, THE OTHER PARTY'S LOST PROFITS, LOST BUSINESS, LOST DATA, OR LIABILITY OR INJURY TO THIRD PERSONS, WHETHER FORESEEABLE OR NOT AND REGARDLESS OF WHETHER THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IF THIS PROVISION IS IN CONFLICT WITH OTHER CONTRACTUAL TERMS AND CONDITIONS, IT IS UNDERSTOOD BY THE PARTIES THAT THIS PROVISION WILL, IN ALL CASES, PREVAIL. NOTWITHSTANDING ANY OF THE FOREGOING, THE LIMITATION DESCRIBED ABOVE SHALL NOT LIMIT THE SCOPE OF DAMAGES FOR WHICH WWC HAS AGREED TO INDEMNIFY WWI IN SECTION 16.

18. Noncompete. WWC shall not use, sell or otherwise provide the manufactured products referred to herein as the Telemetry Radio Products to any vendor other than WWI who offers similar or competitive products or services with WWI, nor shall WWC sell, distribute or otherwise market Telemetry Radio Products and/or Telemetry Systems other than WWI's during the term of this Agreement and for five years thereafter. WWC retains the right to market its Radio Technology in markets other than Telemetry Markets.

19. Force Majeure. If either party's performance under this Agreement or any obligation hereunder is prevented, restricted or interfered with by causes beyond such party's reasonable

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control, including earthquakes, landslides, failure of power, riots, insurrection, war, acts of God or other reason of like nature that could not have been reasonably anticipated by the non-performing party as of the Effective Date and that cannot be reasonably avoided or overcome, then such party shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction or interference. The affected party shall use reasonable efforts under the circumstances to avoid or remove such causes of non-performance and shall proceed to perform with reasonable dispatch whenever such causes are removed or cease, provided that the nonperforming party gives the other party written notice of such cause promptly, and in any event within fifteen (15) calendar days of discovery thereof.

20. Improper Use of Funds. WWC agrees that it will not use any funds received under this Agreement for illegal or otherwise improper purposes. An improper purpose would include, for example, payment of commissions, fees or rebates to an employee of WWI and/or favoring such employee with gifts of entertainment of significant cost or value. If WWI has reasonable cause to believe that the provisions of this section have been violated, WWC agrees to provide WWI, upon written request to WWC, access to sufficient records and information to allow WWI to ensure compliance with the provisions of this section.

21. Alternative Dispute Resolution. The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement within sixty (60) days by negotiations between senior executives of the parties who have settlement authority and who do not have direct responsibility for the administration of this Agreement.

The disputing party shall give the other party written notice of the dispute in accordance with the notice provision of this Agreement. The other party shall submit a response within twenty (20) days after receiving said notice. The notice and response shall include (a) a summary of the party's position and a summary of the evidence and arguments supporting its position, and (b) the name of the executive who will represent the party. The executives shall meet at a mutually acceptable time and place within thirty (30) days of the disputing party's notice and thereafter as often as they deem reasonably necessary to resolve the dispute.

If the matter has not been resolved within sixty (60) days of the disputing party's notice, either party may initiate other means of alternative dispute resolution of the controversy in accordance with the appropriate rules and procedures of the Center for Public Resources or American Arbitration Association or pursue its rights and remedies within a court of competent Jurisdiction.

22. Miscellaneous.

    22.1 Announcements. The parties shall consult and confer with each other prior to making any public announcement concerning any of the transactions contemplated in this Agreement. Neither party shall make or issue any public announcement concerning the subject matter of this Agreement without ten days written notice to the other party or the prior written consent of the other party.

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    22.2 Applicable Law. The validity, construction, and performance of this
    Agreement shall be governed by and construed in accordance with the laws of the State of 0klahoma, without regard to the principles of conflict of laws.

    22.3 Assignment. WWC shall not assign this Agreement or its rights or obligations herein without the prior written consent of WWI.

    22.4 Survival. Except as provided herein the provisions of Sections 5 (Property Rights), 8 (Warranties), 9 (General Indemnity), 10 (Representations and Warranties), 13 (Certain Effects of Termination), 14 (Confidentiality), 16 (Patent/Copyright Indemnity), 17 (Limitation of Liability), 18 (Noncompete) and 21 (Alternative Dispute Resolution) remain in effect indefinitely and shall survive the termination of this Agreement.

    22.5 Complete Agreement. Both parties acknowledge that they have read this Agreement and any attachments or schedules hereto, understand them and agree to be bound by their terms, and further agree that they are the complete and exclusive statement of the Agreement between the parties, which supersede all proposals oral or written and other communications between the parties relating to the subject matter hereof The parties further agree that all changes to this Agreement must be in writing and signed by the parties in order to bind them.

    22.6. Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, said term or provision shall be severable and the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

WHEREFORE, the parties have entered into this Agreement as of the date first set forth above.

WILLIAMS WIRELESS, INC.                 WORLD WIRELESS COMMUNICATIONS, INC.
d/b/a Williams Telemetry Services

By: /s/ S. Miller Williams              By: /s/ David Singer
    ------------------------------          ---------------------------------

Name: S. Miller Williams                Name: David Singer
    ------------------------------          ---------------------------------

Title: President                        Title: President
       ---------------------------            -------------------------------

                                    EXHIBIT A


                                                       Agreement #______________

                            CONFIDENTIALITY AGREEMENT


This Confidentiality Agreement (this "Agreement") is entered into this 25th day of June 1997, by and between Williams Wireless, Inc., whose principal place of business is located at Tulsa Union Depot, 111 East First Street, Tulsa, Oklahoma 74103, and World Wireless Communications, Inc., whose principal place of business is located at 150 Wright Brothers Drive, Salt Lake City, Utah 84116. In consideration of the mutual covenants of this Agreement, the parties hereby agree as follows:

I In connection with discussions and negotiations between the parties retarding the one or more proposed transactions or business relations between the parties (hereinafter "Subject Matter"), each party in possession of certain information ("Disclosing Party") may wish to disclose certain of its confidential or proprietary information (hereinafter "Information") to the other party ("Receiving Party") on a confidential basis. "Information" includes inforination furnished in a tangible form, as well as information transferred orally, visually, electronically or by any other means. All Information deemed to be confidential or proprietary by the Disclosing Party shall be so marked by the Disclosing Party (if provided in written form), or otherwise clearly identified (if provided in oral or other means), in a manner to indicate that it is considered proprietary or confidential by the Disclosing Party. In addition, this Agreement and its terms, and the fact and substance of discussions between the parties concerning the Subject Matter, shall be deemed to be Confidential Information.

2. The term "Information" shall not include any information, which (a) was previously known to the Receiving Party free of any obligation to keep it confidential; (b) is or becomes generally available to the public by other than through an unauthorized disclosure; (c) is developed by or on behalf of such party independent of any Information furnished under this Agreement; or (d) is required to be disclosed by law or by any governmental agency having jurisdiction pursuant to an order to produce or in the course of a legal proceeding pursuant to a lawful request for discovery; provided, however, that if a Receiving Party is so ordered or required to disclose the Information, such party shall promptly notify the Disclosing Party of the order or request and permit the Disclosing Party (at its expense) to seek an appropriate Protective order.

3. The Receiving Party, its employees, and employees of its affiliated companies shall (a) hold the Information in secrecy and confidence; (b) restrict disclosure of the Information solely to its directors, officers and employees, affiliates and/or professional advisors/consultants (including attorneys and accountants), all with a need to know, and shall not disclose it to any other person unless it has obtained the prior written consent of the Disclosing Party; (c) advise those persons to whom the Information was disclosed of their obligations with respect to the Information; and (d) use the Information only in connection with the Subject Matter and continuing correspondence and discussions by the parties pertaining thereto.

4. Upon termination of discussions regarding the Subject Matter, the Receiving Party shall return to the Disclosing Party all Information received in tangible form, or, at the Disclosing Party's direction, destroy all such Information and any copies thereof.

5. Neither this Agreement, the disclosure of Information under this Agreement, nor the ongoing discussions and correspondence between the parties shall constitute or imply a commitment or binding obligation between the parties or their respective affiliated companies, if any, regarding the Subject Matter, and shall not be construed as forming a contract regarding the Subject Matter or any other transaction between them.

6. Neither party is responsible or liable for any business decisions made or inferences drawn by the other party in reliance on this Agreement or in reliance on actions taken or disclosures made pursuant to this Agreement. Neither party makes any warranty, express or implied, with respect to the Information. Neither party shall be liable to the other hereunder for amounts representing loss of profits, loss of business, or indirect, consequential, or punitive damages.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma, without regard to their conflict of laws provisions.

8. The confidentiality obligations and use restrictions under this Agreement shall remain in effect for a period of two (2) years from the date hereof and shall then terminate.

9. The parties acknowledge that in the event of an unauthorized disclosure of the Information by the Receiving Party, the damages incurred by the Disclosing party may be difficult if not impossible to ascertain, and that such Disclosing party may seek injunctive relief as well as monetary damages against a party that breaches this Agreement.

10. The parties acknowledge that this Agreement does not restrict the ability of the parties to engage in their respective businesses, nor does it limit either party's use or application of any information or knowledge acquired independently of the other without a breach of this Agreement in the course of such party's business.

11. This Agreement shall benefit and be binding upon the parties hereto and their respective successors and assigns.

12. This Agreement constitutes the entire understanding between the parties with respect to the Information provided hereunder. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and executed on behalf of each party by its duly authorized representative.

13. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Facsimile signatures to this Agreement shall be deemed to be binding upon the parties.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date hereinabove.

WILLIAMS WIRELESS, INC.                      WORLD WIRELESS COMMUNICATIONS,

/s/ S. Miller Williams                      /s/  David Singer
----------------------------                ------------------------------------
AUTHORIZED SIGNATURE                        AUTHORIZED SIGNATURE

    S. Miller Williams                           David Singer
----------------------------                ------------------------------------
PRINTED NAME                                PRINTED NAME


President      6/25/97                      President      6/25/97
----------------------------                ------------------------------------
TITLE                                       TITLE